Exhibit 99.2

Contact: Jim Radosevich
     Vice President, Corporate Finance & Investor Relations
     Phone: 847-304-5800; email - jim.radosevich@clarkconsulting.com

Clark Consulting Names Joseph Rich President of its
Pearl Meyer & Partners Compensation Practice

New York, August 30, 2005— Clark Consulting (NYSE: CLK), a national firm that provides integrated compensation, benefits and financing solutions, has named Joseph Rich as President of Pearl Meyer & Partners, Clark’s compensation consulting practice. Mr. Rich joined Clark Consulting in 2001 when the compensation consultancy firm he co-founded was acquired by Clark.

Mr. Rich replaces Steven Hall who, along with Pearl Meyer, have announced their resignations from Pearl Meyer & Partners and Clark Consulting.

“We want to thank Pearl and Steve for their contributions in making Pearl Meyer & Partners the world class practice it is today,” said Tom Wamberg, CEO of Clark Consulting. “In selecting Joe Rich as president of Pearl Meyer & Partners, we are well aware of the tremendous experience and credibility he brings to the role along with a well-deserved reputation for business development and industry leadership.”

Mr. Rich is a national authority on executive compensation programs. He consults in a wide range of industry sectors, specializing in information technology and life science firms. He holds a B.S. and an M.S. from Cornell University, where he has served as a lecturer in economics and statistics.

“Our firm has posted significant growth in personnel and revenues in the past two years and now has seven offices around the country,” Rich said. “As governance requirements continue to expand in executive compensation, we feel Pearl Meyer & Partners is uniquely well-positioned to offer clients the best insight and competitive knowledge.”

In addition, David Swinford, Tom Shea and Jim Hughes have been named Senior Managing Directors, and they will respectively serve as Office Directors for the New York, Boston, and Los Angeles offices of Pearl Meyer & Partners.

“Dave, Jim and Tom will join Joe as members of the PM&P senior management team, which will manage the compensation practice and continue to deliver world-class client service and shareholder value,” said Tom Pyra, President and Chief Operating Officer of Clark Consulting.

Pearl Meyer & Partners is the compensation practice of Clark Consulting (NYSE:CLK), a leading public compensation and executive benefits consulting firm. Founded in 1967 and now with over 70 offices nationwide, Clark Consulting helps more than 3,800 corporate, healthcare and banking clients to keep their best people. Clark Consulting’s compensation consultants specialize in designing innovative programs that attract, retain, motivate and reward executives, employees and Directors. The company’s benefits consultants provide leading edge advice on the design, financing and plan administration of benefits programs. For additional information, please visit http://www.clarkconsulting.com.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as “anticipate,”“believe,”“estimate,”“expect,”“intend” and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company’s dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company’s management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company’s Internet site: http://www.clarkconsulting.com.

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